Exhibit 99.1

FOR IMMEDIATE RELEASE

Cogent Contacts:
For Public Relations:	For Investor Relations:
Jocelyn Johnson	John Chang
+ 1 (202) 295-4299	+ 1 (202) 295-4212
jajohnson@cogentco.com	investor.relations@cogentco.com

Cogent Communications Announces

Closing of Sale of 10 Data Center Facilities

WASHINGTON, D.C., June 29, 2026 – Cogent Communications Holdings, Inc. (“Cogent”) (NASDAQ: CCOI) today announced that its indirect wholly owned subsidiary, Cogent Fiber, LLC, has closed the previously announced sale of 10 data center facilities for an aggregate purchase price of $225 million in cash to a newly formed entity sponsored by I Squared Capital.

The 10 facilities are located in Phoenix, AZ, Anaheim, CA, Burbank, CA, Stockton, CA, Atlanta, GA, Chicago, IL, Elkridge, MD, Kansas City, MO, Nashville, TN and Houston, TX.

About Cogent

Cogent (NASDAQ: CCOI) is a facilities-based provider of low cost, high speed Internet access and private network services to bandwidth intensive businesses. Cogent’s facilities-based, all-optical IP network provides services in 306 markets globally.

Cogent is headquartered at 2450 N Street, NW, Washington, D.C. 20037. For more information, visit www.cogentco.com. Cogent can be reached in the United States at (202) 295-4200 or via email at info@cogentco.com.

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